UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTO, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14C
of the Securities Exchange Act of 1934, as amended

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Check the appropriate box:
☒  Preliminary Information Statement
☐   Definitive Information Statement
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GLOBAL NUTECH, INC.
(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:  N/A

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount of the of which the filing fee is calculated and state how it was determined:
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(4)	Date Filed: ________________________________________________________.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GLOBAL NUTECH, INC.
1602 Old Underwood Road
La Porte, TX 77571

INFORMATION STATEMENT

This Information Statement (the “Information Statement”) is being furnished to all holders of shares of Common Stock, par value $0.00001 per share (“Common Stock”), all holders of shares of Series A Preferred Stock, par value $0.00001 per share (“Series A Preferred Stock”) and all holders of shares of Series B Preferred Stock, par value $0.00001 per share (“Series B Preferred Stock”) of record at the close of business on  January 6, 2012, collectively, the “Stockholders”) of Global NuTech, Inc., a Nevada corporation (the “Company”), with respect to proposed corporate actions of the Company.  This Information Statement is first being provided to the Stockholders on or about ____________________..

            The corporate actions involve two (2) proposals (the “Proposals”) providing for the following:

1.           To approve a change of name of the Company from Global NuTech, Inc. to Texas Gulf Energy, Incorporated.

2.           To reduce the authorized number of shares from One Billion Five Hundred Million (1,500,000,000) to Six Hundred Million (600,000,000), Five Hundred Million (500,000,000) of which are common shares, $0.00001 par value per share, and One Hundred Million (100,000,000) of which are preferred shares, $0.00001 per share.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 6,  2012 ARE ENTITLED TO NOTICE OF THE PROPOSAL.  PRINCIPAL STOCKHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF NINETY-NINE PERCENT (99%) OF THE VOTING RIGHTS OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE PROPOSAL HAVE VOTED IN FAVOR OF THE PROPOSAL.  AS A RESULT, THE PROPOSALS HAVE BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.

BY ORDER OF THE BOARD OF DIRECTORS

By:
       David D. Mathews
       Chief Executive Officer

La Porte, Texas
January __, 2012

TABLE OF CONTENTS

ABOUT THE INFORMATION STATEMENT	4
What Is The Purpose Of The Information Statement?	4
Who Is Entitled To Notice?	4
Who Are the Principal Stockholders and How Many Votes Are They Entitled to Cast?	5
PRINCIPAL STOCKHOLDERS	5
What Corporate Matters Have the Principal Stockholders Voted For	5
What Are The Recommendations of the Board of Directors?	6
What Vote Is Required To Approve Each Proposal?	6
PRINCIPAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMNT	7
(A) Security Ownership of Management	8
(B) Security Ownership of Certain Beneficial Owners	9
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	10
EXECUTIVE COMPENSATION	12
Summary Compensation Table	12
Outstanding Equity Awards at Fiscal Year-End	13
Employment Contracts	13
DESCRIPTION OF SECURITIES	14
Common Stock	15
Preferred Stock	15
Options
Warrants
ANTI-TAKEROVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND NEVADA LAW	20
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	21
ADDITIONAL INFORMATION	21
PROPOSAL 1 – REVERSE STOCK SPLIT	22
Purpose of the Change of Name	22
Potential Effects of the Change of Name	22
Effectiveness of Reverse Stock Split
Summary of Advantages And Disadvantages Of Change of Name	22
Recommendation Of The Board Of Directors	22
No Voting of Stockholders Required	22
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	23

GLOBAL NUTECH, INC.
1602 Old Underwood Road
La Porte, Texas 77571
_________________________

INFORMATION STATEMENT
_________________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Global NuTech, Inc., a Nevada corporation (the “Company”), and is expected to be mailed on or about ________________ to all holders of shares of Common Stock, par value $0.00001 per share (“Common Stock”), all holders of shares of Series A Preferred Stock, par value $0.00001 per share (“Series A Preferred Stock”) and all holders of shares of Series B Preferred Stock, par value $0.00001 per share (“Series B Preferred Stock”), of record at the close of business on January 6, 2012 (collectively, the “Stockholders”)

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Stockholders, as of the close of business on January 6, 2012 (the “Record Date”), of the corporate actions taken pursuant to the written consent of certain principal stockholders.

Specifically, on January 9, 2012, holders of a majority of our Common Stock, all of the holders of  our Series A Preferred Stock and all of the holders of our Series B Preferred Stock voted to approve the the corporate matters outlined in this Information Statement, consisting of: (i) Approving a change of name of the Company from Global NuTech, Inc. to Texas Gulf Energy, Incorporated, and (ii) Reducing the authorized number of shares from One Billion Five Hundred Million (1,500,000,000) to Six Hundred Million (600,000,000), Five Hundred Million (500,000,000) of which are common shares, $0.00001 par value per share, and One Hundred Million (100,000,000) of which are preferred shares, $0.00001 par value per share.

Who Is Entitled To Notice?

All holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock on the close of business on the Record Date will be entitled to notice of each matter voted upon by the principal stockholders pursuant to the written consent of the principal stockholders, specifically,  holders of a majority of our Common Stock, all of the holders of  our Series A Preferred Stock and all of the holders of our Series B Preferred Stock, which constitute a majority of all shares eligible to vote, have voted in favor of the Proposals listed in this notice.  Under Nevada corporate law Section NRS 78.320, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than a majority (greater than 50.00%) of the holders of voting stock in lieu of a meeting of the stockholders.

Because the holders of more than fifty percent of the collective voting rights of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, voted in favor of the Proposals, no action by the minority stockholders in connection with the Proposal set forth herein is required.

PRINCIPAL STOCKHOLDERS

Who Are The Principal Stockholders And How Many Votes Are They Entitled to Cast?

Mohamed Nourreddine Ayed, is the holder of (i) 14,705,883 shares of Common Stock, (ii) 966,667 shares of  Series A Convertible Preferred Stock, with Voting Rights of 100-to-1 relative to shares Common Stock, and (iii) 5,000,000 shares of Series B Convertible Preferred Stock as of the Record Date. The voting rights of Mr. Mohamed Ayed represent 34.96% of the total issued and outstanding voting rights of the Company.

Karim Ayed, is the holder of (i) 14,705,882 shares of Common Stock, (ii) 966,667 shares of  Series A Convertible Preferred Stock, with Voting Rights of 100-to-1 relative to shares Common Stock, and (iii) 5,000,000 shares of Series B Convertible Preferred Stock as of the Record Date. The voting rights of Mr. Karim Ayed represent 34.96% of the total issued and outstanding voting rights of the Company.

David D. Mathews, our Chief Executive Officer and a director, is the holder of (i) 966,666 shares of  Series A Convertible Preferred Stock, with Voting Rights of 100-to-1 relative to shares Common Stock, as of the Record Date. The voting rights of Mr. Mathews represent 29.19% of the total issued and outstanding voting rights of the Company.

What Corporate Matters Have The Principal Stockholders Voted For?

The principal stockholders that hold greater than a majority, 99.11% of the total  Voting Rights assigned to the issued and outstanding shares of capital stock of the Company have voted by written consent for the approval and ratification of both of the Board of Directors proposals described in this Information Statement. (1)

Class/Series of Stock	Shareholder and Address (2)	Shares in Class/Series	Percent of Ownership in Series	Percent of All Voting Rights
Common	Mohamed Nourreddine Ayed	14,705,883	35.46%	4.31%
Common	Karim Ayed	14,705,882	35.46%	4.31%
Series A Convertible Preferred	Mohamed Nourreddine Ayed	996,667 (3)	33.35%	29.19%
Series A Convertible Preferred	Karim Ayed	996,667 (3)	33.35%	29.19%
Series A Convertible Preferred	David D. Mathews	996,666 (3)	33.30%	29.19%
Series B Convertible Preferred	Mohamed Nourreddine Ayed	5,000,000	50.00%	1.46%
Series B Convertible Preferred Stock	Karim Ayed	5,000,000	50.00%	1.46%

Notes:

(1)
Based on 41,467,554 shares of Common Stock, with Voting Rights of 41,467,554; 2,900,000 shares of  Series A Convertible Preferred stock, with Voting Rights of 290,000,000; and 10,000,000 shares of Series B Convertible Preferred Stock, with Voting Rights of 10,000,000, all of which were issued and outstanding as of January 6, 2012. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common  and Preferred stock actually outstanding on January 6, 2012.

(2)	The address for each shareholder is 1602 Old Underwood Road, La Porte, TX 77571.
(3)	Each share of Series A Convertible Preferred Stock has Voting Rights of 100-to-1 relative to shares Common Stock

What is the is the Recommendation of the Board of Directors?

On January 6, 2012, the Board of Directors unanimously adopted resolutions approving the Proposals.  The Board of Directors recommends adoption of the Proposals.

What Vote is Required to Approve the Proposal?

A vote of the majority of the voting capital stock is required to approve the Proposals.  As a result, a vote to approve the Proposals by a majority of the aggregate voting rights held by the holders of the Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is sufficient to approve the Proposal.  In this instance, 99.11% of the eligible votes have approved the Proposals.

PRINCIPAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information concerning the number of shares of our capital stock owned beneficially as of January 6, 2012 by: (i) each person (including any group) known to us to own more than five percent (5%) of any Class or Series of our voting securities, (ii) our directors, and our named executive officers.

Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Series	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class of Stock(1)	Percentage of all Voting Rights
	DIRECTORS AND EXECUTIVE OFFICERS
Common Stock	David D. Mathews Chief Executive Officer and a Director(2)	-0-	-0-	-0-
Common Stock	Craig Crawford President, Chief Financial Officer, Chief Operating Officer and a Director(2)	-0-	-0-	-0-
Common Stock	Pamela Stewart Secretary(2)	150,000 Direct	0.36%	0.04%
Common Stock	All Directors and Executive Officers as a Group (3 persons)	150,000 Direct	0.36%	0.04%
Series A Convertible Preferred Stock	David D. Mathews Chief Executive Officer and a Director(2)	966,666 Direct	33.30%	29.19%

Title of Series	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class or Series (1)	Percentage of All Voting Rights
	5% STOCKHOLDERS
Common Stock	Mohamed Nourreddine Ayed(2)	14,705,883 Direct	35.46%	4.31%
Common Stock	Karim Ayed(2)	14,705,882 Direct	35.46%	4.31%
Series A Convertible Preferred Stock	Mohamed Nourreddine Ayed(2)	966,667(3) Direct	33.35%	29.19%
Series A Convertible Preferred Stock	Karim Ayed(2)	966,667(3) Direct	33.35%	29.19%
Series A Convertible Preferred Stock	David D. Mathews(2)	966,966(3) Direct	33.30%	29.19%
Series B Convertible Preferred Stock	Mohamed Nourreddine Ayed(2)	5,000,000 Direct	50.00%	1.46%
Series B Convertible Preferred Stock	Karim Ayed(2)	5,000,000 Direct	50.00%	1.46%

Notes:

(1)
Based on 41,467,554 shares of Common Stock, with Voting Rights of 41,467,554; 2,900,000 shares of  Series A Convertible Preferred stock, with Voting Rights of 290,000,000; and 10,000,000 shares of Series B Convertible Preferred Stock, with Voting Rights of 10,000,000, all of which were issued and outstanding as of January 6, 2012. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common  and Preferred stock actually outstanding on January 6, 2012.

(2)	The address for each shareholder is 1602 Old Underwood Road, La Porte, TX 77571.
(3)	Each share of Series A Convertible Preferred Stock has Voting Rights of 100-to-1 relative to shares Common Stock

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

We have no promoters or control persons required to be disclosed.  Our executive officers and directors and their ages and titles as of January 16, 2012 are as follows:

Name of Director	Age	Position
David D. Mathews	59	Chief Executive Officer and a director
Craig Crawford	58	President, Chief Financial Officer, Chief Operating Officer and a director
Pamela Stewart	48	Secretary

David Mathews. On December 31, 2011 was elected Chief Executive Officer, effective December 31, 2011, and a Director , effective January 16, 2012, of the Company.  From 2006 until 2009, Mr. Mathews served as a Senior Vice President and Partner at InServ Construction Services, a division of Willbros Group, Inc. From 2010 until 2011 he served as Vice President, Gulf Coast Operations, or Ardent, LLC.  During 2011, Mr. Mathews served as the Chief Executive Officer of International Plant Services, L.L.C., now a wholly owned subsidiary of the Company..

Craig Crawford has served as Director and Chief Financial Officer of the Company since November 18, 2011.  Effective December 31, 2011 was elected as Chief Operating Officer and President of the Company.  Mr. Crawford has served as President of International Plant Services L.L.C., now a subsidiary of the Company, from the beginning of November 2011 to the present.  Previously, he served as Operations Director – Oil and Gas Industry, Mid- and Down-Stream Construction Services for Willbros Group, Inc. from September 2008 until August  2011.  Willbros Group, Inc. is a publicly traded company listed on the New York Stock Exchange (NYSE:WG). Prior to that he was Vice-President – Gulf Coast and North East Turnarounds, Maintenance, and Construction Services for Starcon, Inc. from May 2007 to August 2008.  Before that he was President of World Wide Welding, Inc. and General Manager – Mid-Continent and Gulf Coast Business Unit for TIMEC, Inc. a subsidiary of Transfield Services Limited from February 2006 to May 2007.  Transfield Services Limited is an Australian publicly listed corporation trading on the Australian Stock Exchange (ASX:TSE).  Beginning in August 2005 until February 2008, he served as Operations Manager and Advisor to the CEO of Systems, Evolution, Inc., an OTCBB-traded company.   Concurrently, Mr. Crawford has served as an officer and director of two other OTC-traded companies, as a Director and President of AppTech, Inc. from September 2009 through January 2010 and as a Director and President of W Technologies, Inc. from May 2011 until November 2011.

Pamela Stewart has served as Director and Secretary of the Company since October 28, 2011. Her resignation as a Director was effective on January 16, 2012.  Ms. Stewart has been involved in various aspects of the financial services industry for twenty-nine (29) years.  From January 2004 through January 2008 she served as President of Segway Financial, Inc., a mortgage brokerage firm.  From March 2007 through the present she has served as President of Consumer Direct Mortgage, a mortgage brokerage firm.  From September 2007 to present she has also served as President of Mortgage Relief Center, Inc., an operational center for loan modifications and short sales.  She is licensed by the State of California as a Real Estate Broker and also is a California-licensed Fire/Casualty Insurance Agent.

Family Relationships

There are no family relationships between or among any of the current directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director or executive officer of the Company during the past ten (10) years.

The Company is not aware of any material proceedings in which any of its directors, executive officers, affiliates, stockholders of record or beneficial owners of more than five percent (5%) of its Common Stock, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees, other than our executive officers.

CORPORATE GOVERNANCE

Board Meetings and Stockholder Communications

Our Board conducted all of its business and approved all corporate action during the fiscal year ended December 31, 2011 and from January 1, 2012 to present, by the unanimous written consent of its members, in the absence of formal board meetings.  Holders of the Company’s securities can send communications to the Board via mail or telephone to the Secretary at the Company’s principal executive offices.  The Company has not yet established a policy with respect to Board members’ attendance at the annual meetings.  A stockholder who wishes to communicate with our Board may do so by directing a written request addressed to our President at the address appearing on the first page of this Information Statement.

Director Independence

Presently we are not required to comply with the director independence requirements of any securities exchange. We currently do not have any independent directors as that term is defined under NASDAQ Marketplace Rules, even though such definition does not currently apply to us because our Common Stock is not listed on the NASDAQ Stock Market LLC.

Board Committees

As of this date, the Company has not appointed an audit committee, compensation committee or nominating committee.  Our Board does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by the Board.  We have not adopted any procedures by which security holders may recommend nominees to our Board.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions.

BOARD LEADERSHIP AND ROLE IN RISK OVERSIGHT

Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time.   The Company has no policy requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure.  This has allowed our Board the flexibility to establish the most appropriate structure for the Company at any given time.  The Company currently has no independent directors.

Audit Committee Financial Expert

Not applicable, as we do not presently have an audit committee.

Director Independence

Quotations for our common stock are entered on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Each of our directors acts as an executive officer of the corporation.

EXECUTIVE COMPENSATION

DIRECTOR AND OFFICER COMPENSATION

Summary Compensation Table

Current Executive Officers

The following table sets forth information concerning the compensation for the fiscal years ended December 31, 2011 and 2010 of the principal executive officer, in addition to our two most highly compensated officers whose annual compensation exceeded $100,000.

Name and Position	Year	Salary	Bonus	All other compensation	Total
David D. Mathews	2011	$-	$-	$-	$-
Chief Executive Officer	2010	$-	$-	$-	$-
Craig Crawford	2011	$-	$-	$-	$-
President, Chief Financial Officer and Chief Operating Officer	2010	$-	$-	$-	$-
John Magner* /**	2011	$-	$-	$750	$750
President	2010	$-	$-	$-	$-
Pamela Stewart*	2011	$-	$-	$450	$450
Secretary	2010	$-	$-	$-	$-
* During the 2011 fiscal year, Mr. Magner and Ms. Stewart earned 250,000 and 150,000 restricted shares of Common Stock, respectively.
** Mr. Magner resigned as President on December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year End

There were no outstanding equity awards for the Company as of December 31, 2011.  Additionally, there were no outstanding equity awards as of December 31, 2011 for any of the named executive officers of the Company.

Employment Agreements

As of December 30, 2010, we engaged (i) David Mathews as our Chief Executive Officer and (ii) Craig Crawford as our Chief Operating Officer, Chief Financial Officer and President pursuant to written employment agreements.  Effective January 1, 2012 the Company enters into employment agreements with both David Mathews and Craig Crawford (the “Employment Agreements”).  Each of the Employment Agreements has an initial term of three (3) years, unless terminated earlier pursuant to the terms therein.

Base Salary, Bonus and Other Compensation.  Mr. Crawford’s base salary is $40,000 in addition to $135,000 paid to his personal designee.  Mr. Mathews’ base salary shall be $240,000 per year, which base salaries will be reviewed at least annually.  In addition to base salary, the officers are entitled to receive a quarterly performance bonus based on the officer’s performance for the previous quarter.  The officers are also eligible to receive paid vacation, and participate in health and other benefit plans and will be reimbursed for reasonable and necessary business expenses.

Equity Compensation.  In connection with the engagement of Mr. Crawford as an officer, Mr. Crawford will be awarded an amount of 4,710,000 shares (the “Crawford Restricted Shares”) of Common Stock.  The Crawford Restricted Shares shall vest as follows: (i) 1,570,000 of the Crawford Restricted Shares on January 15, 2012; (ii) 1,570,000 of the Crawford Restricted Shares on January 15, 2013; and (iii) 1,570,000 of the Crawford Restricted Shares on January 15, 2014.  In the event of a change of control or sale of the Company, all of the Crawford Restricted Shares shall immediately vest and be issued by Company immediately prior to such change of control or sale.  Also, in connection with the appointment of Mr. Mathews as CEO, Mr. Mathews will be awarded 15,667,806 shares (the “Mathews Restricted Shares”) of Common Stock.  The Mathews Restricted Shares shall vest  as follows: (i) 5,222,602 of the Mathews Restricted Shares on January 15, 2012; (ii) 5,222,602 of the Mathews Restricted Shares on January 15, 2013; and (iii) 5,222,602 of the Mathews Restricted Shares on January 15, 2014.  In the event of a change of control or sale of the Company, all of the Mathews Restricted Shares shall immediately vest and be issued by the Company immediately prior to such change of control or sale.

Severance Compensation.    If Mr. Crawford’s or Mr. Mathews’ employment is terminated for any reason, other than for cause, each will be entitled to receive his or her base salary for the period representing the remainder of the term of the employment agreement.  In the event of an early termination of the employment period because of the voluntary resignation, total disability or death of the Executive, or termination of the executive’s employment for cause, the executive, or his estate in the event of his death, will receive his base salary through the date of employment termination.

Director Compensation

For the year ended December 31, 2010, none of the members of our Board received compensation for his or her service as a director. We do not currently have an established policy to provide compensation to members of our Board for their services in that capacity.  We intend to develop such a policy in the near future.

Compensation Discussion and Analysis

Background and Compensation Philosophy

Our Board has historically determined the compensation to be paid to the executive officers based on the Company’s financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies and contributions made by the officers to the success of the Company.

Our Board has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. No pre-established metrics have been used by our Board in determining the compensation or our executive officers. Mr. Crawford and Mr. Mathews are involved in the Board’s deliberations regarding executive compensation and provide recommendations with respect to their compensation.

As our executive leadership and Board grow, our Board may decide to form a compensation committee charged with the oversight of executive compensation plans, policies and programs.

Elements of Compensation

We provide our executive officers with a base salary and an incentive bonus structure to compensate them for services rendered during the year. Our policy of compensating our executives with a cash salary and incentive bonus has served the Company well in attracting and retaining key personnel.

Equity Incentive and Benefit Plans

The Company has no stock option, retirement, pension or profit-sharing programs for the benefit of its directors, officers or other employees; however our Board may recommend the adoption of one or more such programs in the future.

Deferred Compensation

We do not provide our executives the opportunity to defer receipt of annual compensation.

DESCRIPTION OF SECURITIES

The current authorized capital stock of our Company consists of One Billion Four Hundred Million (1,400,000,000) shares of Common Stock, par value $0.00001 per share and One Hundred Million (100,000,000) shares of Preferred Stock, par value $0.00001.  As of January 6, 2012, 41,467,554 shares of Common Stock, 2,900,000 shares of Series A Convertible Preferred Stock and 10,000,000 shares of Series B Convertible Preferred Stock were issued and outstanding.  No Common or Preferred shares have been issued since January 6, 2012. The following description is a summary of the capital stock of our Company and contains the material terms of our voting capital stock. Additional information can be found in our Certificate of Incorporation, the respective Certificate of Designations of the various series of preferred stock and our Bylaws.

Common Stock

            On January  6, 2012 (the “Record Date”), there were 41,467,554 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one (1) vote on each matter submitted to a vote of our stockholders, including the election of Directors. There is no cumulative voting.  The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board. Common Stock holders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the Common Stock. In the event of liquidation, dissolution or winding up of the Company, our Common Stock holders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

Series A

On January 6, 2012, there were 2,900,000 shares of Series A Preferred Stock outstanding.  The following provisions apply to the Series A Preferred Stock:

             Dividends

(a)  The holders of the then outstanding shares of Series A Convertible Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds of the Company legally available therefor, non-cumulative cash dividends accruing on a daily basis from the date of issuance of the Series A Convertible Preferred Stock through and including the date on which such dividends are paid at the annual rate of four percent (4%) (the “Applicable Rate”) per share of the Series A Convertible Preferred Stock.  The cash dividends provided for in this Section (a) are hereinafter referred to as “Base Dividends”.

(b)  The Company shall not declare any dividend or distribution on or with respect to the Common Stock without the written consent of the holders of a majority of the issued and outstanding shares of the Series A Convertible Preferred Stock.

(c)  In addition to the Base Dividends, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Series A Convertible Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series A Convertible Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.  The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividend shall be payable to the individual, entity or group in whose name the Series A Convertible Preferred Stock is registered at the close of the business day on the applicable record date.

(d)  No dividend shall be paid or declared on any share of Common Stock, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series A Convertible Preferred Stock in an amount determined in paragraph (c) hereof.  For purposes hereof, the term “dividend” shall include any pro rata distribution by the Company, out of the funds of the Company legally available therefore, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

Conversion Rights

1. Conversion. At the option of the holders thereof and upon the earlier of (i) the passing of three (3) years from the issuance date of shares of the Series A Convertible Preferred Stock or (ii) the change of control, or sale, of the Company, each share of Series A Convertible Preferred Stock shall be convertible into shares of Common Stock at a conversion price of $0.085 per share (the “Conversion Price”).

For purposes of this Section 1, “change of control” means the occurrence of any of the following events (whether or not approved by the Board):

(a)      any transaction or series of related transactions (including but not limited to a merger or reorganization) which results in holders of the Company’s capital stock outstanding prior to such event owning less than 50% of either (x) the total voting power of the then outstanding voting stock of the Company or (y) the total economic ownership of the then outstanding Common Stock of the Company;

(b)      the Company consolidates with or merges or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets unless holders of the Company’s capital stock outstanding prior to such event own at least 50% of the surviving or purchasing entity;

Notwithstanding the above, in no event shall any future conversion of the Series A Convertible Preferred Shares be deemed a change of control.

Also for purposes of this Section 1, “sale of the company” means a sale of the Company pursuant to which the acquirer(s) acquire(s) (i) 50.1% of the shares of capital stock of the Company (whether by merger, consolidation, sale or transfer or stock or otherwise), or (ii) all or substantially all of the assets of the Company and its subsidiaries taken as a whole (by merger, consolidation, reorganization, sale of assets, sale of stock or otherwise).

2. Fractional Shares.  No fractional shares of Common Stock shall be issued upon the conversion of any share or shares of Series A Convertible Preferred Stock but instead, upon conversion, fractional shares shall be rounded up to the nearest whole share.

3. Reserves.  The Company covenants that it shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the shares of Series A Convertible Preferred Stock,  such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of shares of Series A Convertible Preferred Stock by delivering shares of Common Stock that are held in the treasury of the Corporation.

4. Notice of Certain Transactions.  In the event that: (A) the Company takes any action that would require an adjustment to the Conversion Price; (B) the Company proposes to consolidate or merge with, or transfer all or substantially all of its property or assets to, another person or entity and the stockholders of the Company must approve the transaction; or (C) there is a proposed Liquidation with respect to the Company; the Company shall mail to the holders of the Series A Convertible Preferred Stock a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such record or effective date, whichever is first.

5. Transfer Taxes.  The Company shall pay any and all documentary, stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant hereto.

6.   Adjustments to Number of Shares.  The number of shares of Common Stock issuable upon conversion of each share of Series A Convertible Preferred Stock shall be adjusted from time to time as follows:

If, after the issuance date of shares of Series A Convertible Preferred Stock, the Company (A) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock, (B) subdivides its outstanding shares of Common Stock into a greater number of shares, (C) combines its outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of its shares of Common Stock any shares of capital stock of the Company, then the number of shares of Common Stock issuable upon conversion of each share of Series A Convertible Preferred Stock shall be adjusted so that the holder of any share of the Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock that such holder would have owned immediately following such action had such share been converted immediately prior thereto and the Conversion Price shall be appropriately adjusted to reflect any such event.  An adjustment made pursuant to this Section 4.6 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification. Appropriate adjustment shall be made to this Certificate of Designation to give effect to each such change.

7. No Adjustment Less than Par Value.  No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.

8. Notice of Adjustment.  Whenever the Conversion Price or conversion privilege is adjusted the Company shall promptly mail to the holders of the Series A Convertible Preferred Stock a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

Voting Rights.  The holders of Series A Convertible Preferred Stock shall be entitled to vote on a 100-to-1 (preferred share-to-common share) basis relative to the holders of Common Stock, and with the holders of Common Stock, on all matters submitted to the holders of Common Stock for a vote.

Liquidation Rights.

1. Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1.00 per share of Series A Convertible Preferred Stock (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Convertible Preferred Stock held by them.

2.           Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Convertible Preferred Stock, then the entire net assets of the Company shall be distributed among the holders of the Series A Convertible Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

 Series B

On January 6, 2012, there 10,000,000 shares of Series B Preferred Stock outstanding.  The following provisions apply to the Series B Preferred Stock:

Dividends.

(a) The holders of the then outstanding shares of Series B Convertible Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds of the Company legally available therefor, non-cumulative cash dividends accruing on a daily basis from the date of issuance of the Series B Convertible Preferred Stock through and including the date on which such dividends are paid at the annual rate of four percent (4%) (the “Applicable Rate”) per share of the Series B Convertible Preferred Stock.  The cash dividends provided for in this Section (a) are hereinafter referred to as “Base Dividends”.

(b) The Company shall not declare any dividend or distribution on or with respect to the Common Stock without the written consent of the holders of a majority of the issued and outstanding shares of the Series B Convertible Preferred Stock.

(c) In addition to the Base Dividends, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Series B Convertible Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series B Convertible Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock; provided, however, that no Additional Dividends  shall be payable to the holders, if the Company is current in its obligation to pay the Base Dividends.  The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividend shall be payable to the individual, entity or group in whose name the Series B Convertible Preferred Stock is registered at the close of the business day on the applicable record date.

(d)  No dividend shall be paid or declared on any share of Common Stock, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series B Convertible Preferred Stock in an amount determined in paragraph (c) hereof.  For purposes hereof, the term “dividend” shall include any pro rata distribution by the Company, out of the funds of the Company legally available therefore, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

Conversion Rights.

1. Conversion. At the option of the holders thereof, with 30 days written notice to the Company (the “Notice of Conversion”), and upon the earlier of (i) the passing of three (3) years from the issuance date of shares of the Series B Convertible Preferred Stock or (ii) the change of control, or sale, of the Company, each share of Series B Convertible Preferred Stock shall be convertible, in whole or in part, into shares of Common Stock at a conversion price of $0.17 per share (the “Conversion Price”).

For purposes of this Section 1, “change of control” means the occurrence of any of the following events (whether or not approved by the Board):

(a)      any transaction or series of related transactions (including but not limited to a merger or reorganization) which results in holders of the Company’s capital stock outstanding prior to such event owning less than 50% of either (x) the total voting power of the then outstanding voting stock of the Company or (y) the total economic ownership of the then outstanding Common Stock of the Company;

(b)      the Company consolidates with or merges or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets unless holders of the Company’s capital stock outstanding prior to such event own at least 50% of the surviving or purchasing entity;

Notwithstanding the above, in no event shall any future conversion of the Series B Convertible Preferred Shares be deemed a change of control.

Also for purposes of this Section 1, “sale of the company” means a sale of the Company pursuant to which the acquirer(s) acquire(s) (i) 50.1% of the shares of capital stock of the Company (whether by merger, consolidation, sale or transfer or stock or otherwise), or (ii) all or substantially all of the assets of the Company and its subsidiaries taken as a whole (by merger, consolidation, reorganization, sale of assets, sale of stock or otherwise).

2. Fractional Shares.  No fractional shares of Common Stock shall be issued upon the conversion of any share or shares of Series B Convertible Preferred Stock but instead, upon conversion, fractional shares shall be rounded up to the nearest whole share.

3. Reserves.  The Company covenants that it shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the shares of Series B Convertible Preferred Stock,  such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of shares of Series B Convertible Preferred Stock by delivering shares of Common Stock that are held in the treasury of the Corporation.

4. Notice of Certain Transactions.  In the event that: (A) the Company takes any action that would require an adjustment to the Conversion Price; (B) the Company proposes to consolidate or merge with, or transfer all or substantially all of its property or assets to, another person or entity and the stockholders of the Company must approve the transaction; or (C) there is a proposed Liquidation with respect to the Company; the Company shall mail to the holders of the Series B Convertible Preferred Stock a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such record or effective date, whichever is first.

5. Transfer Taxes.  The Company shall pay any and all documentary, stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock pursuant hereto.

6. Adjustments to Number of Shares.  The number of shares of Common Stock issuable upon conversion of each share of Series B Convertible Preferred Stock shall be adjusted from time to time as follows:

If, after the issuance date of shares of Series B Convertible Preferred Stock, the Company (A) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock, (B) subdivides its outstanding shares of Common Stock into a greater number of shares, (C) combines its outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of its shares of Common Stock any shares of capital stock of the Company, then the number of shares of Common Stock issuable upon conversion of each share of Series B Convertible Preferred Stock shall be adjusted so that the holder of any share of the Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock that such holder would have owned immediately following such action had such share been converted immediately prior thereto and the Conversion Price shall be appropriately adjusted to reflect any such event.  An adjustment made pursuant to this Section 4.6 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification. Appropriate adjustment shall be made to this Certificate of Designation to give effect to each such change.

7. No Adjustment Less than Par Value.  No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.

 Voting Rights.  The holders of Series B Convertible Preferred Stock shall be entitled to vote on a 1-to-1 (preferred share-to-common share) basis relative to the holders of Common Stock, and with the holders of Common Stock, on all matters submitted to the holders of Common Stock for a vote.

Liquidation Rights.

1. Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1.00 per share of Series B Convertible Preferred Stock (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series B Convertible Preferred Stock held by them.

2. Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series B Convertible Preferred Stock, then the entire net assets of the Company shall be distributed among the holders of the Series B Convertible Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

3. Merger, Consolidation or Reorganization. For purposes of this Section 3, a Liquidation shall be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.

Redemption.

                1. Redemption at the Option of the Company.  Shares of Series B Convertible Preferred Stock shall be redeemable, at the option of the Company, at any time prior to the receipt by the Company of a Notice of Conversion, in whole or in part, by paying to the holders a cash amount equaling $1.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (the “Redemption Price”).  At least 30 days, but no more than 90 days, prior to the date set for the redemption (the “Redemption Date”), the Company shall give written notice, by registered mail, to the holders of the Series B Convertible Preferred Stock that the shares of Series A Convertible Preferred Stock will be redeemed (the Notice of Redemption”). The Notice of Redemption shall be effective upon receipt by the holders.  The Notice of Redemption shall include the following information: (i)  the Redemption Date, (ii) the Redemption Price, (iii) the total number of shares of Series B Convertible Preferred Stock to be redeemed by the Corporation, (iv) the names of the place or places at which the shares of Series B Convertible Preferred Stock will be surrendered for redemption, and (v) the name of the Redemption Agent.  If the Company elects to redeem fewer that all of the outstanding shares of Series B Convertible Preferred Stock, the shares to be redeemed from each holder shall be determined by the Board of Directors, on a pro rata basis, based on the number of shares of the Series B Convertible Preferred Stock held by the holders, with any fractional shares being rounded up to the nearest whole share.  The Redemption Price must be paid out of legally available funds to the holders no later than the tenth calendar day after the Redemption Date.  In the event that the Company fails to pay to the holders the Redemption Price on or before the tenth calendar day after the Redemption Date, the Redemption Notice will be null and void, and the holders will regain full possession and ownership of the shares previously redeemed or surrendered.

Anti-Takeover Effects of Provisions of the Articles Of Incorporation, Bylaws and Nevada Law

Authorized and Unissued Stock

The authorized but unissued shares of our Common Stock are available for future issuance without the approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Nevada Anti-Takeover Laws

Nevada Revised Statutes (“NRS”) Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply.

The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a)	has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and
(b)	does business in the State of Nevada, either directly or through an affiliated corporation.

Currently, we do not have 200 stockholders of record nor 100 stockholders of record with addresses in the State of Nevada. Furthermore, we do not conduct business in the State of Nevada and we do not intend to conduct business in the State of Nevada in the near future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

Transfer Agent and Registrar

Corporate Stock Transfer, Inc. is the transfer agent and registrar of our Common Stock. Their address is 3200 Cherry Creek Dr. South, Suite 430, Denver, CO 80209 and their telephone number is  (303) 282-4800.

INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON

(a)           No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

(b)           No Director in good standing with the Company has informed the Company that he intends to oppose the actions to be taken by the Company as set forth in this Information Statement.

 ADDITIONAL INFORMATION

Additional information concerning Global NuTech, Inc., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

PROPOSAL 1 – CHANGE OF NAME OF COMPANY

The Company’s Board proposes to change of name of the Company from Global NuTech, Inc. to Texas Gulf Energy, Inc.

Purpose of the Change of Name

With the acquisition of International Plant Services, L.L.C. on December 30, 2011, the Company is changing the focus of its business operations to become an integrated provider of energy services, oil and gas production, project management and professional consulting services to the US and international refinery, chemical, construction, mining and power industries.  The new name will better reflect the new focus of our business operations.

Potential Effects of the Change of Name

The Company does not believe that there are any potential effects with respect to the change of name other than the Company must obtain a new CUSIP number from the CUSIP Service Bureau and a new trading symbol from FINRA.

 Summary of Advantages and Disadvantages of Change of Name

There are certain advantages of voting for the Change of Name. The advantages include:

•	To better identify the business plan and future operations of the Company.

There are no apparent disadvantages of voting for the Change of Name.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to effectuate a change of name of the Company from Global NuTech, Inc. to Texas Gulf Energy, Incorporated.

No Voting of Stockholders Required

We are not soliciting any votes with regard to the proposal to effectuate a change of name.   Certain principal stockholders that have voted in favor of this Proposal hold 99.11% of the total issued and outstanding shares of voting stock and accordingly, these principal stockholders have sufficient shares to approve the Proposal.

 PROPOSAL 2 – REDUCE AUTHORIZED CHANGE OF NAME OF COMPANY

The Company’s Board proposes to reduce the authorized number of shares from One Billion Five Hundred Million (1,500,000,000) to Six Hundred Million (600,000,000), Five Hundred Million (500,000,000) of which are common shares, $0.00001 par value per share, and One Hundred Million (100,000,000) of which are preferred shares, $0.00001 per share.

Purpose of the Reduction in Number of Authorized Shares

The purpose of the proposed reduction in the number of authorized shares of common stock is to reduce the cost of doing business as a Nevada corporation.  The annual fee paid by a corporation domiciled in the State of Nevada is based upon the number of authorized shares of capital stock.

Potential Effects of the Reduction in Number of Authorized Shares

The Company does not believe that there are any potential effects with respect to the reduction of the number of authorized shares, except for the inability to issue a significant number of shares of common stock in connection with an acquisition or capital raising.  However, the Company can increase the number of authorized shares at any time with the approval of the Company's Board and Stockholders.

 Summary of Advantages and Disadvantages of Reduction in Number of Authorized Shares

There are certain advantages of voting for the Reduction in Number of Authorized Shares. The advantages include:

ñ	To decrease the cost of doing business as a corporation domiciled in the State of Nevada.

There are certain disadvantages of voting for the Reduction in the Number of Authorized Shares.  The disadvantages include:

ñ
The authorized but unissued shares of our Common Stock are available for future issuance without the approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to reduce the number of authorized shares from One Billion Five Hundred Million (1,500,000,000) to Six Hundred Million (600,000,000), Five Hundred Million (500,000,000) of which are common shares, $0.00001 par value per share, and One Hundred Million (100,000,000) of which are preferred shares, $0.00001 per share.

No Voting of Stockholders Required

We are not soliciting any votes with regard to the proposal to reduce the number of authorized shares.   Certain principal stockholders that have voted in favor of this Proposal hold 99.11% of the total issued and outstanding shares of voting stock and accordingly, these principal stockholders have sufficient shares to approve the Proposal.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 1602 Old Underwood Road, La Porte, TX 77571; or by calling the Company at (281) 867-8400 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors	__________________________________________ David D. Mathews, Chief Executive Officer

La Porte, Texas
January ___, 2012